Exhibit 99.23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 36 to the Registration Statement on Form N-1A of Firsthand Alternative Energy Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 17, 2007